Date:             March 25, 2002

To:               Wilmington Trust Company
                  One Rodney Square
                  1100 N. Market Street
                  Wilmington, Delaware 19890-0001
                  Attn: Monica Henry

From:             Merrill Lynch Capital Services, Inc.
                  Merrill Lynch World Headquarters
                  4 World Financial Plaza, 18th Floor
                  New York, New York 10080
                  Attn:  Swap Group - Jennifer Hillman
                  Telephone:  (212) 449-6634
                  Telecopy:  (646) 805-0218

Subject: CLASS G-1 ABOVE CAP LIQUIDITY FACILITY CONFIRMATION


Ladies and Gentlemen:

      The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Interest Rate Cap Transaction entered into on the Trade Date referred to in Paragraph 2 below (the "Transaction") between Merrill Lynch Capital Services, Inc. ("Party A") and Wilmington Trust Company ("Party B"), in its capacity as Subordination Agent on behalf of the Trustee under the Pass Through Trust Agreement dated as of September 25, 1997 between Wilmington Trust Company and Continental Airlines, Inc., as supplemented by the Supplement No. 2002-1G-1-O dated as of March 25, 2002. This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

1. The definitions and provisions contained in the 2000 ISDA Definitions and Annex to the 2000 ISDA Definitions (June 2000 Version) as published by the International Swaps and Derivatives Association, Inc. (as so supplemented, the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the Definitions.

      This Confirmation supplements, forms a part of, and is subject to the 1992 ISDA Master Agreement (Multicurrency - Cross Border) including the Schedule thereto, dated as of March 25, 2002, as amended and supplemented from time to time (collectively, the "Agreement"), between us. All provisions contained in the Agreement govern this Confirmation except as modified below. In the event of any inconsistency between the Agreement and this Confirmation, this Confirmation will govern. Capitalized terms not otherwise defined in the Agreement or this Confirmation shall have the meanings ascribed to them in the Intercreditor Agreement dated as of March 25, 2002 among Wilmington Trust Company, as Trustee under the Continental Airlines Pass Through Trust 2002-1G-1, Continental Airlines Pass Through Trust 2002-1G-2, Continental Airlines Pass Through Trust 2002-1H and Continental Airlines Pass Through Trust 2002-1I, Landesbank Hessen-Thuringen Girozentrale, as Class G-1 Primary Liquidity Provider and Class G-2 Primary Liquidity Provider, Merrill Lynch Capital Services, Inc., as Class G-1 Above-Cap Liquidity Provider, Ambac Assurance Corporation, as Policy Provider, and Wilmington Trust Company, as Subordination Agent and Trustee (the "Intercreditor Agreement"). The Agreement and each Confirmation will be governed by and construed in accordance with the laws of the State of New York.

      Each of Party A and Party B represents to the other that it has entered into this Transaction in reliance upon such independent accounting, regulatory, legal, tax and financial advice as it deems necessary and not upon any view expressed by the other.

2. Party A and Party B by this Confirmation are entering into a Transaction (the "Above Cap Liquidity Facility") that provides an irrevocable interest rate cap. The terms of the Above Cap Liquidity Facility are as follows:

General Terms:

      Transaction Type:                  Interest Rate Cap Transaction

      Notional Amount:                   The Pool Balance for the Class G-1
                                         Certificates, before giving effect to
                                         any distributions on such Certificates
                                         on any Floating Rate Payer Payment Date

      Trade Date:                        March 22, 2002

      Effective Date:                    March 25, 2002

      Termination Date:                  The first Business Day following the
                                         earlier of (i) the Final Legal
                                         Distribution Date of the Class G-1
                                         Certificates and (ii) the date upon
                                         which the Pool Balance of the Class G-1
                                         Certificates equals zero

      Currency Unit:                     USD

      Business Day Convention:           Following

Fixed Amounts:

      Fixed Amount Payer:                Party B

      Fixed Amount Payer Payment Date:   March 25, 2002

      Fixed Amount:                      As set forth in a separate letter
                                         agreement between Party A and Party B

Floating Amounts:

      Floating Rate Payer:               Party A

      Floating Amount:                   On each Floating Rate Payer Payment
                                         Date, the Floating Amount shall be
                                         calculated as follows:

                                         (i) in the event that the Interest
                                         Shortfall (as defined in Paragraph 5
                                         below) is equal to zero, the Floating
                                         Amount shall equal zero;

                                         (ii) in the event that there is a
                                         nonzero Interest Shortfall and at least
                                         one of the following is true: (x) the
                                         Available Amount under the Class G-1
                                         Primary Liquidity Facility (before
                                         giving effect to any Interest Advances
                                         to be made on such Payment Date) is
                                         greater than zero, (y) the amount on
                                         deposit in the Class G-1 Cash
                                         Collateral Account (before giving
                                         effect to any withdrawals to be made
                                         from such account on such Payment Date)
                                         is greater than zero, or (z) the amount
                                         on deposit in the Class G-1 Above-Cap
                                         Account (before giving effect to any
                                         withdrawals to be made from such
                                         account on such Payment Date) is
                                         greater than zero, the Floating Amount
                                         shall equal the Above-Cap Payment for
                                         such date; and

                                         (iii) in the event that there is a
                                         nonzero Interest Shortfall and none of
                                         the statements in clauses (ii)(x),
                                         (ii)(y) and (ii)(z) above are true, the
                                         Floating Amount shall equal zero.

    Period End Dates: Each February 15, May 15, August 15 and November 15, commencing on May 15, 2002 and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Following Business Day Convention.

    Floating Rate Payer Payment Dates:   Each day that is a Period End Date and
                                         any Special Distribution Date under and
                                         as defined in the Intercreditor
                                         Agreement not coinciding with a Period
                                         End Date on which a distribution of
                                         interest is, by the terms of the
                                         Intercreditor Agreement, to be made on
                                         the Class G-1 Certificates

     Floating Rate Option:               USD-LIBOR-BBA; PROVIDED, that, if the
                                         relevant rate does not appear on the
                                         Telerate Page 3750, the rate shall be
                                         "LIBOR" as determined by the Reference
                                         Agent under Section 6(b)(ii) of the
                                         Reference Agency Agreement.

      Cap Rate:                          As set forth in Appendix I to this
                                         Confirmation

      Designated Maturity:               3 months

      Spread:                            None

      Floating Rate Day Count            Actual/360
      Fraction:

      Reset Dates:                       The first day of the relevant
                                         Calculation Period

      Compounding:                       Inapplicable

      Notice: Party B shall, on or before 12:00 Noon (New York time) on each Floating Rate Payer Payment Date, provide Party A with notice of the then-current Pool Balance and the then-current Interest Shortfall, if any, together with, if such a shortfall exists, the certificate referred to in the penultimate sentence of Section 3.6(a) of the Intercreditor Agreement.

3.    ROLE OF PARTY A; ROLE OF CALCULATION AGENT

      (i) Party B acknowledges that: (a) in connection with this Transaction and this Agreement, Party A has acted in the capacity of an arm's-length contractual counterparty and not as its financial advisor or fiduciary; and (b) in exercising its rights or performing any of its duties under this Agreement, Party A will act as principal and not as a fiduciary of Party B.

      (ii) Whenever the Calculation Agent is required to act or exercise judgment in any way, it will do so in good faith and in a commercially reasonable manner. The calculations and determinations of the Calculation Agent shall be made in accordance with terms of this Confirmation having regard in each case to the criteria stipulated herein and (where relevant) on the basis of information provided to or obtained by it and such further inquiries as it deems necessary and will, in the absence of manifest error, be final, conclusive and binding on Party B and Party A.

4.    CREDIT DOWNGRADE OF PARTY A/ INVALIDITY OF GUARANTEE

      Notwithstanding any other provisions of this Agreement, within 10 days of
(x) the commencement of any Credit Downgrade Period (as defined in Paragraph

5 below) or (y) the Above-Cap Liquidity Guarantor's guarantee of Party A's obligations under this Agreement becoming invalid or unenforceable for any reason (but, in either case, no later than the Termination Date), Party A may, at its own expense, arrange for one or more Replacement Above-Cap Liquidity Providers to issue and deliver a Replacement Above-Cap Liquidity Facility to replace this Above-Cap Liquidity Facility. If Party A does not arrange for such replacement (and if this Above-Cap Liquidity Facility has not otherwise been replaced by Continental (at Continental's expense) in accordance with the terms of Section 3.6(c)(iv) of the Intercreditor Agreement), on such 10th day (or if such 10th day is not a Business Day, on the next succeeding Business Day) (which, notwithstanding Section 6(b) of the Agreement, shall be deemed to have been effectively designated an "Early Termination Date"), Party A shall make a termination payment to Party B in an amount equal to the Termination Amount for such Early Termination Date for credit to the Class G-1 Above-Cap Collateral Account (as provided in Section 3.6(f) of the Intercreditor Agreement) to be applied as set forth in said Section 3.6(f) plus the amount of all other unpaid sums due and payable by Party A under this Confirmation on or prior to such Early Termination Date and upon such payment the Transaction evidenced by this Confirmation shall terminate. The termination event set forth in this Paragraph 4 shall constitute an "Additional Termination Event" under the Agreement and Party A shall be the sole "Affected Party" with respect thereto.

5.    ADDITIONAL DEFINITIONS

      For the purposes of this Confirmation, the following terms shall have the meanings set forth below:

      "BUSINESS DAY" and "LOCAL BUSINESS DAY" mean, with respect to the Transaction set forth in this Confirmation, "Business Day" as defined in the Intercreditor Agreement for all purposes under the Agreement.

      "CREDIT DOWNGRADE PERIOD" means any continuous period during which the short-term unsecured debt rating or issuer credit rating, as the case may be, of Party A (or Above-Cap Liquidity Guarantor) issued by Moody's or Standard & Poor's is lower than the applicable Threshold Rating.

      "INTEREST SHORTFALL" means, on any Floating Rate Payer Payment Date, the additional amount required in order for Party B to have sufficient funds to pay interest (calculated at the applicable Stated Interest Rate) due on any Class G-1 Certificates, before giving effect to any Interest Drawing to be made under the Class G-1 Primary Liquidity Facility, any withdrawal to be made from the Class G-1 Cash Collateral Account or the Class G-1 Above-Cap Account, or any Policy Drawing pursuant to Section 3.7(a) of the Intercreditor Agreement.

      "TERMINATION AMOUNT" means, for any Early Termination Date, the amount obtained by solving the following formula for TA:

                  TA =  (20.00% per annum - CR) x N x F

         where

                  CR =  the Cap Rate then in effect

                   N =  the Notional Amount for such date

                   F =  1.528

For the avoidance of doubt, the Termination Amount shall not exceed $26,745,684 at any time.

6.    PAYMENTS

      Party A hereby irrevocably instructs Party B to make any payment due to Party A directly to the account specified below in the name of Party A. Party B hereby irrevocably instructs Party A to make any payments of Floating Amounts due to Party B directly to the account(s) specified below in the name of Party
B. All payments by Party A of Floating Amounts due to Party B shall be made prior to 4:00 p.m. (New York City time) on the date such payment is due without set-off, deduction, withholding, netting, or any other reduction.

7.    ACCOUNT DETAILS

Payments to Party A:            Bankers Trust Company
                                New York, New York
                                ABA # 021001033
                                Account No. 00-811-874
                                Reference:  Merrill Lynch Capital Services, Inc.
                                Dollar Swaps, New York, NY

Payments to Party B:            Wilmington Trust Company
                                ABA # 031100092
                                Account No. 57767-0
                                Attention: Monica Henry
                                Telephone No.: (302) 636-6296
                                Reference: Continental Airlines PTT,
                                Series 2002-1G-1

8.    OFFICES

      The Office of Party A for the Transaction is its office at the address specified for notices to it in the Schedule to the Agreement. The Office of Party B for the Transaction is its office at the address specified for notices to it in the Schedule to the Agreement.

      Party A has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Party B on request.

9. LIMITATION OF LIABILITY. The obligations of Party B under this Confirmation, and in respect of the Transaction evidenced hereby, are expressly limited to the extent of funds, if any, made available for such payment to Party B under, and in accordance with, the priorities of payments set forth in Sections 2.4(b), 3.2, 3.3 and 3.6 of the Intercreditor Agreement. No recourse under any obligation, covenant or agreement of Party B contained in this Confirmation shall be had against any incorporator, stockholder, agent, affiliate, officer, employee or trustee of Party B, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of Party B contained in this Confirmation are solely trust obligations of Party B and that no personal liability whatsoever shall attach to or be incurred by the incorporators, stockholders, agents, affiliates, officers, employees or trustees of Party B, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of Party B contained in this Confirmation and that any and all personal liability of every such incorporator, stockholder, agent, affiliate, officer, employee or trustee of Party B for breaches by Party B of any such obligation, covenant or agreement, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Confirmation; PROVIDED, HOWEVER, that nothing in this paragraph shall relieve any of the foregoing persons from any liability which any such person may otherwise have for his/her or its gross negligence or willful misconduct.

10. COUNTERPARTS. This Confirmation may be executed in any number of counterparts and by each party hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Confirmation.

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                        Yours sincerely,

                                        MERRILL LYNCH CAPITAL SERVICES, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


Confirmed as of the date first written above:

WILMINGTON TRUST COMPANY,
in its capacity as Subordination Agent on behalf of the Trustee under the Class G-1 Trust Agreement


By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

                                   APPENDIX I

* Subject to adjustment in accordance with the Following Business Day Convention

BEGINNING OF INTEREST PERIOD *           CAP RATE

          Mar 26, 2002                     7.00%
          May 15, 2002                     7.05%
          Aug 15, 2002                     7.15%
          Nov 15, 2002                     7.15%
          Feb 15, 2003                     7.25%
          May 15, 2003                     7.25%
          Aug 15, 2003                     7.40%
          Nov 15, 2003                     7.40%
          Feb 15, 2004                     7.60%
          May 15, 2004                     7.60%
          Aug 15, 2004                     7.85%
          Nov 15, 2004                     7.85%
          Feb 15, 2005                     8.15%
          May 15, 2005                     8.15%
          Aug 15, 2005                     8.50%
          Nov 15, 2005                     8.50%
          Feb 15, 2006                     8.90%
          May 15, 2006                     8.90%
          Aug 15, 2006                     9.35%
          Nov 15, 2006                     9.35%
          Feb 15, 2007                     9.85%
          May 15, 2007                     9.85%
          Aug 15, 2007                    10.35%
          Nov 15, 2007                    10.35%
          Feb 15, 2008                    10.85%
          May 15, 2008                    10.85%
          Aug 15, 2008                    11.40%
          Nov 15, 2008                    11.40%
          Feb 15, 2009                    12.10%
          May 15, 2009                    12.10%
          Aug 15, 2009                    12.65%
          Nov 15, 2009                    12.65%
          Feb 15, 2010                    13.35%
          May 15, 2010                    13.35%
          Aug 15, 2010                    14.10%
          Nov 15, 2010                    14.10%

          Feb 15, 2011                    14.75%
          May 15, 2011                    14.75%
          Aug 15, 2011                    15.00%
          Nov 15, 2011                    15.00%
          Feb 15, 2012                    15.00%
          May 15, 2012                    15.00%
          Aug 15, 2012                    15.00%
          Nov 15, 2012                    15.00%
          Feb 15, 2013                    15.00%
          May 15, 2013                    15.00%
          Aug 15, 2013                    15.00%